Exhibit 10.5- Form of Security Agreement

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) is made as of November 26, 2010 by and among Medlink International, Inc., a Delaware corporation (the “Company”), and the subscribers identified on the signature pages hereto and their respective endorsees, transferees and assigns (each a “Secured Party” and, collectively, the “Secured Parties”).

WHEREAS, pursuant to the Subscription Agreement, dated of even date herewith (the “Subscription Agreement”), among the Company and the Secured Parties, the Company issued to each Secured Party a certain 10% Senior Secured Convertible Debenture (the “Note”).

                      NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions.  As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.  Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (as hereinafter defined) (such as “general intangibles” and “proceeds”) shall have the respective meanings given such terms in Article 9 of the UCC.  All other capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Subscription Agreement.

a. “Collateral” means all assets of the Company of whatever kind or nature, wherever located, whether now owned or hereafter acquired or arising, including, without limitation, Intellectual Property, and all proceeds and products thereof.

b. “Copyrights” shall mean all of the following in which the Company now holds or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or any other country; (ii) registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (iii) any continuations, renewals or extensions thereof; (iv) any registrations to be issued in any pending applications; (v) prior versions of works covered by copyright and all works based upon, derived from or incorporating such works; (vi) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (vii) rights to sue for past, present and future infringements of any copyright; (viii) any rights in any material which is copyrightable or which is protected by common law, United States copyright laws or similar laws, or any law of any State, and (ix) any other rights corresponding to any of the foregoing rights throughout the world.

c. “Copyright License” shall mean any agreement, written or oral, in which the Company now holds or hereafter acquires any interest, granting any right in or to any Copyright or Copyright registration (whether the Company is the licensee or the licensor thereunder), including, without limitation, licenses pursuant to which the Company has obtained the exclusive right to use a copyright owned by a third party.

d. “Intellectual Property” shall mean, collectively, the Software Intellectual Property, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses and Trade Secrets.

e. “Obligations” means all of the Company’s obligations, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later decreased, created or incurred, as such obligations may be amended, supplemented, converted, extended or modified from time to time, under the Note.

f. “Patents” shall mean all of the following in which the Company now holds or hereafter acquires any interest: (i) all patents of the United States or any other country, all registrations and recordings thereof and all applications for patents of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (ii) all reissues, divisions, continuations, renewals, continuations in part or extensions thereof; (iii) all patents to issue in any such applications; (iv) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (v) rights to sue for past, present and future infringements of any patent.

g. “Patent License” shall mean any agreement, whether written or oral, in which the Company now holds or hereafter acquires any interest, granting any right with respect to any Patent (whether the Company is the licensee or the licensor thereunder).

h. “Software Intellectual Property” shall mean (i) all software programs (including, without limitation, all source code, object code and all related applications and data files), whether now owned, upgraded, enhanced, licensed or leased or hereafter acquired by the Company; (ii) all domain names and domain name rights used in connection with the Company’s business and that of its subsidiaries, all legal and equitable rights in domain names and ownership thereof, domain registry, domain servers, web hosting and related contracts, services and facilities, and all extensions and renewals thereof, (iii) all computers and electronic data processing hardware and firmware associated therewith; (iv) all right, title and interest in and to any and all present and future license agreements with respect to any of the foregoing, (v) all documentation (including, without limitation, flow charts, logic diagrams, manuals, guides and specifications) with respect to such software, hardware and firmware described in the preceding subclauses (i), (iii) and (iv); (vi) all rights with respect to all of the foregoing, including, without limitation, any and all upgrades, modifications, copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and substitutions, replacements, additions, or model conversions of any of the foregoing; and (vii) all present and future accounts, accounts receivable and other rights to payment arising from, in connection with or relating to any of the foregoing.

i. “Trademarks” shall mean any of the following in which the Company now holds or hereafter acquires any interest: (i) any trademarks, tradenames, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country (collectively, the “Marks”); (ii) any reissues, extensions or renewals thereof, (iii) the goodwill of the business symbolized by or associated with the Marks, (iv) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement and (v) rights to sue for past, present and future infringements of the Marks.

j. “Trademark License” shall mean any agreement, written or oral, in which the Company now holds or hereafter acquires any interest, granting any right in and to any Trademark or Trademark registration (whether the Company is the licensee or the licensor thereunder).

k. “Trade Secrets” shall mean common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of the Company (all of the foregoing being collectively called a “Trade Secret”), whether or not such Trade Secret has been reduced to a writing or other tangible form, including, without limitation, all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret Licenses, and including, without limitation, the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

l. “UCC” means the Uniform Commercial Code, as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

2. Grant of Security Interest; Priority.  (i)  As a further inducement for the Secured Parties to enter into the Subscription Agreement and purchase the Note and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Company hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Secured Parties, jointly, a continuing security interest in, a continuing first priority lien senior to all liabilities of the Company (whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later decreased, created or incurred, as such obligations may be amended, supplemented, converted, extended or modified from time to time), upon, a right to possession and disposition of, and a right of set-off against, in each case to the fullest extent permitted by law, all of the Company’s right, title and interest of whatsoever kind and nature in and to the Collateral (the “Security Interest”).  The Company hereby irrevocably appoints the Lead Subscriber as the Company’s attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company, from time to time in the Lead Subscriber’s discretion, to take any action and to execute any instrument which the Lead Subscriber may deem necessary or advisable in order to perfect the Security Interest, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Company where permitted by law.

(ii)           Representations, Warranties, Covenants and Agreements of the Company.  Except as set forth on Schedule A attached hereto, the Company represents and warrants to, and covenants and agrees with, the Secured Parties as follows:

a. The Company has the requisite corporate power and authority to enter into this Agreement and otherwise carry out its obligations thereunder.  The execution, delivery and performance by the Company of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company.  This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally, and general principles of equity.

b. The Company is the sole owner of the Collateral, free and clear of any pledges, hypothecations, assignments, deposit arrangements, liens, charges, claim, security interests, security titles, mortgages, security deeds or deeds of trust, easements or encumbrances, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, other than those disclosed in the Reports (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction (collectively, the “Liens”), and is fully authorized to grant the Security Interest in and to pledge the Collateral.  There is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice, whether written or oral, of any of the foregoing (other than those that have been filed in favor of the Secured Parties pursuant to this Agreement) covering or affecting any of the Collateral.  No part of the Collateral or rights in connection therewith has been judged, by any governmental body with proper jurisdiction, to be invalid or unenforceable.  No written claim has been received alleging the Company’s use of any Collateral violates the rights of any third party. There has been no adverse decision to the Company’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Company’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority. So long as this Agreement shall be in effect, without the prior written consent of the Lead Subscriber, the Company shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Parties pursuant to the terms of this Agreement).

c. The Company shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at its principal place of business.

d. This Agreement creates in favor of the Secured Parties a valid security interest in the Collateral securing the payment and performance of the Obligations and, upon making the filings described in the immediately following sentence, a perfected first priority security interest in such Collateral and, to the extent that it can be perfected through such filings, the Intellectual Property.  Except for the filing of financing statements on Form-1 under the UCC with the jurisdictions indicated on Schedule A attached hereto, no authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either (i) for the grant by the Company of, or the effectiveness of, the Security Interest granted hereby or for the execution, delivery and performance of this Agreement by the Company or (ii) for the perfection of, or exercise by the Secured Parties of, their rights and remedies hereunder.

e. Prior to or promptly after the date hereof, the Secured Parties shall file or cause to be filed one or more executed UCC financing statements on Form-1 with respect to the Security Interest with the appropriate jurisdictions.  Furthermore, upon request of the Lead Subscriber, the Company shall execute and deliver any and all agreements, instruments, documents, and papers as the Lead Subscriber may request to evidence the Secured Parties’ security interest in the Intellectual Property and the goodwill and general intangibles of the Company relating thereto or represented thereby.

f. The execution, delivery and performance of this Agreement does not conflict with or cause a material breach or default, or an event that with or without the passage of time or notice, shall constitute a material breach or default, under any agreement to which the Company is a party or by which the Company or any of its assets is bound.  No consent (including, without limitation, from stockholders or creditors of the Company) is required for the Company to enter into and perform its obligations hereunder.

g. The Company shall at all times safeguard, protect and maintain the Collateral for the account of the Secured Parties until this Agreement and the Security Interest hereunder shall terminate pursuant to Section 16 hereof. Without limiting the generality of the foregoing, the Company shall pay all governmental fees and taxes necessary to maintain the Collateral and the Security Interest hereunder, and the Company shall obtain and furnish to the Secured Parties from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

h. The Company will not transfer, pledge, hypothecate, encumber, sell or otherwise dispose of any of the Collateral without the prior unanimous written consent of Subscribers.

i. The Company shall, within ten (10) calendar days of obtaining knowledge thereof, advise the Secured Parties promptly, in sufficient detail, of the occurrence of any event which would or could reasonably have a material adverse effect on the value of the Collateral or on the Secured Parties’ security interest therein, and shall be diligent in its affairs such that such knowledge is readily obtained.

j. The Company shall promptly execute and deliver to the Secured Parties such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Parties may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce the Security Interest.

k. The Company shall permit the Secured Parties and its representatives and agents to inspect the Collateral no more than once per continuous thirty (30) day period on at least five (5) business days prior notice and to make copies of records pertaining to the Collateral as may be reasonably requested by the Secured Parties.

l. The Company will take all steps necessary, as determined by the Lead Subscriber in its absolute discretion, to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

m. The Company shall immediately notify the Secured Parties in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by the Company that may materially adversely affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder, and shall be diligent in its affairs such that such knowledge is readily obtained.

n. All information supplied to the Secured Parties by or on behalf of the Company with respect to the Collateral is accurate and complete in all material respects as of the date hereof, and all information supplied after the date hereof to the Secured Parties shall be accurate in all material respects.

o. With respect to any of the Company’s Intellectual Property:

i. such Intellectual Property is subsisting and the rights in connection with such Intellectual Property have not been adjudged invalid or unenforceable, in whole or in part;

ii. the rights in connection with such Intellectual Property are valid and enforceable;

iii. the Company has made all necessary filings and recordations necessary to protect its interest in such Intellectual Property, including, without limitation, recordations of all of its interests in the Patents, Patent Licenses, Trademarks and Trademark Licenses in the United States Patent and Trademark Office and its claims to the Copyrights and Copyright Licenses in the United States Copyright Office;

iv. the Company is the exclusive owner of the entire and unencumbered right, title and/or interest, as applicable, in and to such Intellectual Property and no claim has been made that the use of such Intellectual Property infringes on the asserted rights of any third party; and

v. the Company has performed and will continue to perform all acts and has paid all required fees and taxes to maintain its rights with respect to each and every item of Intellectual Property in full force and effect throughout the United States, as applicable.

p. The Company shall:

i. maintain each Trademark and Copyright in full force free from any claim of abandonment for non-use, maintain as in the past the quality of products and services offered under such Trademark or Copyright; employ such Trademark or Copyright with the appropriate notice of registration; not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark or Copyright, unless the Secured Parties shall obtain a perfected security interest in such mark pursuant to this Agreement; and not (and not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any Trademark or Copyright may become invalidated;

ii. not do any act, or omit to do any act, whereby any Patent may become abandoned; and

iii. notify the Secured Parties immediately if it knows, or has reason to know after reasonable due diligence, that any application or registration relating to any Patent, Trademark or Copyright may become abandoned, or of any material adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in the United States) regarding its ownership of any Patent, Trademark or Copyright or its right to register the same or to keep and maintain the same.

q. Whenever the Company, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office or acquire rights to any new Patent, Trademark or Copyright whether or not registered, it shall immediately report in the Secured Parties such action or actions.

r. The Company shall take all necessary and advisable steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents, Trademarks and Copyrights, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

s. In the event that any Intellectual Property is infringed, misappropriated or diluted by a third party, the Company shall immediately notify the Secured Parties after it learns thereof and shall immediately sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as the Lead Subscriber may reasonably deem to be appropriate in its sole and absolute discretion under the circumstances to protect such Intellectual Property.

t. None of such Intellectual Property is the subject of any franchise agreement as of the date of this Agreement.  No holding, decision or judgment has been rendered by any governmental authority which would limit, cancel or question the validity of any such Intellectual Property.  No action or proceeding is pending (i) seeking to limit, cancel or question the validity of any such Intellectual Property or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.  The Company has used and will continue to use for the duration of this Agreement, proper statutory notice in connection with its use of any Intellectual Property and consistent standards of quality in products leased or sold under any such Intellectual Property.

3. Defaults.  The following events shall be “Events of Default”, subject to any applicable “cure” periods:

a. The occurrence of an Event of Default as defined in the Note;

b. If any representation or warranty of the Company in this Agreement, the Subscription Agreement, Series A1 Warrant, Series A2 Warrant or any other document in relation thereto proves to be incorrect in any material respect when made; and

c. The failure by the Company to observe or perform any of its obligations hereunder.

4. Duty To Hold In Trust.  Upon the occurrence of an Event of Default, and at any time thereafter, the Company shall, upon receipt by it of any revenue, income or other sums subject to the Security Interest, whether payable pursuant to the Notes or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Parties for application to the satisfaction of the Obligations.

5. Rights and Remedies Upon Default.  Upon occurrence and continuance of any Event of Default and at any time thereafter, the Secured Parties shall have the right to exercise all of the remedies conferred to the Secured Parties hereunder and under the Notes, and the Secured Parties shall have all the rights and remedies of a secured party under the UCC and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any Collateral is then subject).

6. Indemnification of the Secured Parties.  Neither the Secured Parties nor any of its Affiliates or Representatives will be liable for any action taken or omitted to be taken by it or them under this Agreement in good faith and believed by it or them to be within the discretion or power conferred upon it or them by this Agreement or be responsible for the consequences of any error of judgment (except for fraud, gross negligence, or willful misconduct on the part of the Secured Parties, its Affiliates or Representatives).  THE COMPANY SHALL INDEMNIFY THE SECURED PARTIES AND ITS REPRESENTATIVES AND HOLD THEM HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES, AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THEM IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THIS AGREEMENT, EXCEPT AS A RESULT OF FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE SECURED PARTIES, ITS AFFILIATES OR REPRESENTATIVES, FOR WHICH THIS INDEMNITY SHALL NOT APPLY TO THE OFFENDING SECURED PARTY, AFFILIATE OR REPRESENTATIVE (AND ONLY TO SUCH OFFENDING SECURED PARTY, AFFILIATE OR REPRESENTATIVE).  SUCH OFFENDING SECURED PARTY SHALL ASSUME ALL THE INDEMINIFCATIONS DESCRIBED HEREIN UNDER THIS SECTION 6 FOR THE OTHER SECURED PARTIES AND APPLY THE SAME RIGHTS AND INDEMINIFICATIONS AS AFFORDED TO THE SECURED PARTIES TO THE COMPANY.

7. Applications of Proceeds.  The proceeds of any sale, lease, assignment, disposition or other transfer (“:Sale”) hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Secured Parties in enforcing their rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations on a pro rata basis based on the Principal Amount of each Secured Parties’ Notes at the time of the default, and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the Company any surplus proceeds.  If, upon the Sale of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, then the Company will be liable for the deficiency, together with interest thereon, plus interest at the Default Rate as set forth in the Notes, and the reasonable fees of any attorneys employed by the Secured Parties to collect such deficiency.  To the extent permitted by applicable law, the Company waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, except as a result of fraud, gross negligence or willful misconduct on the part of the Secured Parties, its Affiliates or Representatives, for which this waiver shall not apply to the offending Secured Party, Affiliate or Representative (and only to such offending Securities Party, Affiliate or Representative).

8. Costs and Expenses.                                                      The Company agrees to pay all out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches required by the Lead Subscriber.  The Company shall also pay all other claims and charges which would be expected to prejudice, imperil or otherwise affect the Collateral or the Security Interest therein.  Upon the occurrence and continuance of an Event of Default, the Company shall upon demand, pay to the Secured Parties the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Parties incurs in connection with (a) the enforcement of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (c) the exercise or enforcement of any of the rights of the Secured Parties under the Notes, including, without limitation, costs of collection.  Until so paid, any fees payable hereunder shall be added to the principal amount of the Notes ands shall bear interest as set forth in the Notes.

9. Responsibility for Collateral.  The Company assumes all liabilities and responsibility in connection with all Collateral, and the obligations of the Company hereunder or under the Notes shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.

10. Security Interest Absolute.  All rights of the Secured Parties and all Obligations of the Company hereunder shall be absolute and unconditional, regardless of: (a) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Notes or any other agreement entered into in connection with the foregoing; (b) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; or (c) any action by the Secured Parties to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral.  The Company expressly waives presentment, protest and notice of protest.  In the event that at any time any Sale of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, the Company’s Obligations shall survive termination or cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation or termination of this Agreement, but shall remain a valid and binding obligation, enforceable in accordance with the terms and provisions hereof.  The Company waives all right to require the Secured Parties to marshal assets or pursue any other remedy.

11. Term of Agreement.  This Agreement and the Security Interest shall terminate on the date on which all Obligations have been indefeasibly satisfied.

12. Power of Attorney; Further Assurances.

a. The Company authorizes the Secured Parties, and does hereby make, constitute and appoint it, and its respective officers, agents, successors or assigns with full power of substitution, as the Company’s true and lawful attorney-in-fact, with power, in its own name or in the name of the Company, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any notes, checks, drafts, money orders, or other instruments of payment (including, without limitation, payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Parties; (ii) to sign and endorse any UCC financing statement or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes and Liens at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and (v)  do, in connection with the foregoing, at the option of the Secured Parties, and at the Company’s sole expense, at any time, or from time to time, all other acts and things which the Secured Parties deem necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement and the Notes, all as fully and effectually as the Company might or could do.

b. On a continuing basis, the Company will cooperate with the Secured Parties to make, execute, acknowledge, deliver, file and record, as the case may be, in the proper filing and recording places in any applicable jurisdiction, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Parties, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement or the Note, or for assuring and confirming to the Secured Parties the grant or perfection of a Security Interest in all the Collateral.

13. Notices.  All notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly received:

a. if given by fax or email, when transmitted and the appropriate confirmation received, as applicable, if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission;

b. if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mail; and

c. if given by courier, messenger or other means, when received or personally delivered and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any Party to the other Parties pursuant to notice given by such Party in accordance with the provisions of this Section.

Each party shall provide notice to all of the other parties of any change in address.

14. Other Security.  To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other Person, then the Secured Parties shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties’ rights and remedies hereunder.

15. Miscellaneous.

a. No course of dealing between the Company and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

b. All of the rights and remedies of the Secured Parties with respect to the Collateral, whether established hereby or by the Notes or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

c. This Agreement, the Subscription Agreement, Notes, Series A1 Warrants, Series A2 Warrants and any other related document, and the schedules and exhibits hereto and thereto (which shall be deemed a part of the agreement, document or instrument to which it is attached), constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto, including the prior Agreement.  Any term of this Agreement may be terminated or amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with written consent of the Company and the holders of more than fifty percent (50%) of the then-outstanding principal amount of the Notes or the full satisfaction of the Obligations by the Company.  Any termination, amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of the Notes, each future holder of the Notes, their successors and assigns, and the Company.

d. In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable.  If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

e. No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

f. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

g. Each party hereto shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

h. The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.  Each of the parties hereto hereby consents to the exclusive jurisdiction and venue of the Courts of the State of New York, located in the City and County of New York and the United States District Court, Southern District, for the State of New York with respect to any matter relating to this Agreement and performance of the parties’ obligations hereunder, the documents and instruments executed and delivered concurrently herewith or pursuant hereto and performance of the parties’ obligations thereunder and each of the parties hereto hereby consents to the personal jurisdiction of such courts and shall subject itself to such personal jurisdiction.  Any action, suit or proceeding relating to such matters shall be commenced, pursued, defended and resolved only in such courts and any appropriate appellate court having jurisdiction to hear an appeal from any judgment entered in such courts.  The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding.  Service of process in any action, suit or proceeding relating to such matters may be made and served within or outside the State of New York by registered or certified mail to the parties and their representatives at their respective addresses specified in Section 13 hereof, provided that a reasonable time, not less than thirty (30) days, is allowed for response.  Service of process may also be made in such other manner as may be permissible under the applicable court rules.

i. Each party hereto hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement.  The scope of this waiver is intended to be all encompassing of any disputes that may be filed in any court and that relate to the subject mater of this Agreement, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  Each party hereto acknowledges that this waiver is a material inducement for each party to enter into a business relationship, that each party has relied on this waiver in entering into this Agreement and that each party will continue to rely on this waiver in their related future dealings.  Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel, and that such party has knowingly and voluntarily waives its rights to a jury trial following such consultation.  This waiver is irrevocable, meaning that, notwithstanding anything herein to the contrary, it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, renewals and supplements or modifications to this agreement.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

j.           The representations and warranties in this Agreement shall survive the Closing Date for a period of one (1) year thereafter.

16. Termination; Release. When all the Obligations have been paid in full, this Agreement shall terminate. Upon termination of this Agreement the Collateral shall be released from the lien of this Agreement and proper documents and instruments (including UCC-3 termination financing statements) acknowledging the termination hereof shall be prepared, executed and filed, as applicable..

17. Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

18. Facsimile Signature.  In the event that any signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

 [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

COMPANY:

MEDLINK INTERNATIONAL, INC.

By:           ______________________________________

Name:                      ______________________________________

Title:                      ______________________________________

Notices:                      If to the Company:

Medlink International, Inc.
1 Roebling Court
Ronkonkama, NY 11779

Telephone: 631-342-8800
Facsimile: (888) 228-3578

If to the Subscribers: The addresses and fax numbers indicated on the signature page to the Subscription Agreement.

[Signature Page to Security Agreement]

ACKNOWLEDGEMENT

STATE OF ________________________                                                                                     )

)  ss.:

COUNTY OF ______________________                                                                                     )

On the ___ day of __________________, 201__, before me, the undersigned, a notary public in and for such state, personally appeared ________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as an executive officer on behalf of _________________________, and that by his signature on the instrument, he executed the instrument, and that he make such appearance before the undersigned.

__________________________________

Notary Public

[Acknowledgement Page to Security Agreement]

ADDITIONAL SIGNATURE PAGES TO SECURITY AGREEMENT

SECURED PARTY:

By:           ______________________________________

Name:                      ______________________________________

Title:                      ______________________________________

Notices:

with copies to (which shall not constitute notice):
Anslow & Jaclin LLP
195 Route 9 South, 2nd Floor
Manalapan, NJ 07726
Attn: Joseph M. Lucosky, Esq.
Telephone: (732) 409-1212
Facsimile: (732) 577-1188